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                                  EXHIBIT (11)





                       CONSENT OF INDEPENDENT ACCOUNTANTS





February ____, 1997







To the Board of Trustees and Shareholder

      Hospital and Health Facilities Trust -

            California Hospital and Health

            Facilities Liquid Asset Fund:





We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 6 to the registration statement on Form N-1A (the "Registration Statement") of our report dated January 31, 1997, relating to the financial statements and financial highlights of the California Hospital and Health Facilities Liquid Asset Fund, which appears in such Statement of Additional Information, and to the incorporation by reference of our report into the Prospectus which constitutes part of this Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in the Prospectus and to the reference to us under the heading "Independent Auditor" in the Statement of Additional Information.
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/s/ Price Waterhouse LLP



PRICE WATERHOUSE LLP



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Melville, New York 11747